Exhibit 99

News Release

Contacts:

Media	Investor Relations
Robert C. Ferris	Murray Grainger
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	murray.grainger@honeywell.com

HONEYWELL REPORTS SECOND QUARTER SALES OF

$7.6 BILLION AND EARNINGS PER SHARE OF $0.60

Company Reports Second Quarter In Line; Delivers More Than $1 Billion in Cash Flow;

Anticipating Continued Tough Economic Conditions

MORRIS TOWNSHIP, N.J., July 27, 2009 -- Honeywell (NYSE: HON) today announced second quarter 2009 sales of $7.6 billion versus $9.7 billion in the second quarter of 2008 and earnings of $0.60 per share, compared to $0.96 per share in the second quarter last year. Cash flow from operations was $1,126 million versus $1,042 million in the second quarter of 2008 and free cash flow (cash flow from operations less capital expenditures) was $1,009 million, compared to $853 million in the second quarter of last year.

“Honeywell had good second quarter performance in a tough environment,” said Honeywell Chairman and CEO Dave Cote. “We are particularly pleased with our strong free cash flow conversion performance, which reflects our emphasis on effectively managing working capital in these very dynamic market conditions. We also had several important long-term contract wins, including Europe’s Air Traffic Modernization program, and we announced a key acquisition in the attractive gas transmission segment to bolster our Process Solutions business. We continue to invest in new products and services that will help strengthen our great positions in good industries and prepare Honeywell for growth when the economy rebounds.”

“Economic conditions, however, remain challenging and we are not planning for any recovery in 2009,” continued Cote. “Our key process initiatives, such as the Honeywell Operating System, Velocity Product Development™, and Functional Transformation, are enabling the aggressive, company-wide repositioning and cost actions that will help Honeywell continue to deliver earnings and free cash flow in this tough environment.”

Honeywell expects full-year 2009 sales of approximately $31.5 billion and earnings of approximately $2.85 per share, which is at the low end of the company’s previously stated earnings range.

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Q2 Results - 2

Second Quarter Segment Highlights

Aerospace

•

Sales were down 17%, compared with the second quarter of 2008, resulting from lower volumes in Commercial Aerospace, particularly Business Aviation, and the unfavorable impact of divestitures. Excluding the net impact of acquisitions and divestitures, sales were down 14%.

•	Segment profit declined 25% and segment margin decreased by 160 bps to 16.7%, due to lower sales volumes partially offset by increased net productivity.
•

Honeywell was selected as one of 15 companies to join Eurocontrol and the European Commission in the Single European Sky Air Traffic Management (ATM) Research Joint Undertaking (SESAR JU). The SESAR JU represents the technology pillar of the Single European Sky, an initiative from the European Commission to reform the architecture of the European Air Traffic Management System. The objectives of the initiative are to improve air traffic capacity by three times, improve safety 10 times, reduce ATM costs by 50%, and reduce environmental impact by 10%.

•

Honeywell won a contract with the U.S. Marine Corps for Prepositioning and Logistics Support Services, which ensures Marine Corps ships are stocked and available for deployment to combat zones.  The 10-year contract is valued at $700 million if all options are exercised.

•

Honeywell was selected to provide avionics and its fuel-efficient Auxiliary Power Unit (APU) for Aviation Capital Group’s fleet of 68 new Airbus A320 aircraft in a contract valued at more than $40 million.  Honeywell’s 131-9A APU delivers a 5% fuel savings versus competitors’ engines, lowers carbon dioxide emissions, increases power, and produces class-leading reliability and lower maintenance costs.

Automation and Control Solutions

•

Sales were down 17%, compared with the second quarter of 2008, resulting from lower volumes and the unfavorable impact of foreign exchange partially offset by the net favorable impact from acquisitions and divestitures.

•	Segment profit declined 11%, primarily due to volume declines, while segment margin increased by 70 bps to 11.5%, due to net productivity improvements.
•

Process Solutions signed a definitive agreement valued at approximately $400 million to acquire RMG Group, a Germany-based global leader in natural gas measuring and control products, services, and integrated solutions. The acquisition will build Honeywell’s presence in natural gas transportation, storage, distribution, and industrial consumption.

•

Building Solutions was awarded a $23 million contract from the Royal Canadian Mounted Police to provide a perimeter intrusion detection system for major venues that will be used during the Vancouver 2010 Olympic and Paralympic Winter Games. Honeywell is responsible for the installation, support, and eventual removal of the system, which will help secure approximately 27 kilometers of event perimeter.

•

Safety Products, part of Honeywell Life Safety, received a $3 million order from the New York City Fire Department for firefighter turnout gear and a $2.3 million order from the U.S. military for safety butyl gloves.

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Q2 Results - 3

Transportation Systems

•	Sales were down 41%, compared with the second quarter of 2008, resulting from lower volumes and the negative impact of foreign exchange.
•	Segment profit declined 83% and segment margin decreased by 800 bps to 3.2%, due to lower sales volumes partially offset by increased productivity driven by cost savings initiatives.
•

Turbo Technologies was awarded contracts estimated at more than $500 million in revenue over the life of these new platforms. The contracts include new technology solutions for downsized gasoline and small diesel passenger vehicle engines and large on-road commercial applications. The engines will be produced for the European, U.S., and Japanese markets beginning in 2011.

•

Honeywell launched its new variable geometry turbocharger on the latest Volkswagen Golf TDI, which is now on sale in Europe. This new 1.6L turbocharged engine will also be fitted on several models throughout the Volkswagen group including the Audi A3, Seat Leon, Skoda Octavia, and Seat Altea.

Specialty Materials

•	Sales were down 28%, compared with the second quarter of 2008, primarily resulting from lower volumes at UOP and pass through of raw material price declines at our Resins and Chemicals business.
•	Segment profit declined 19%, primarily due to volume declines, while segment margin increased 150 bps to 14.3%, due to the positive impact of cost savings initiatives.
•

Honeywell UOP's proprietary biofuel process technology produced jet fuel made from biofeedstocks that performed as well or better than jet fuel produced from petroleum in test flights. The test results were announced by Boeing and its partners at the 2009 Paris Air Show.

•

Advanced Fibers and Composites introduced a new Gold Shield® ballistic material with improved ability to stop bullets and fragments in military and police armor applications. The business also announced that protective storm curtains for residential homes made with its Spectra® fiber are now certified to withstand category five hurricanes.

Honeywell will discuss its results during its investor conference call today starting at 8:00 a.m. EDT. To participate, please dial (719) 325-4821 a few minutes before the 8:00 a.m. start. Please mention to the operator that you are dialing in for Honeywell’s investor conference call. The live webcast of the investor call will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 11:00 a.m. EDT, July 27, until midnight, August 3, by dialing (719) 457-0820. The access code is 4808354.

Honeywell International (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

# # #

Q2 RESULTS - 4

Consolidated Statement of Operations (Unaudited)
(In millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Product sales	$5,804	$7,832	$11,622	$14,988
Service sales	1,762	1,842	3,514	3,581
Net sales	7,566	9,674	15,136	18,569
Costs, expenses and other
Cost of products sold (A)	4,516	6,089	9,124	11,596
Cost of services sold (A)	1,166	1,234	2,314	2,399
	5,682	7,323	11,438	13,995
Selling, general and administrative expenses (A)	1,084	1,290	2,236	2,545
Other (income) expense	51	(43)	53	(69)
Interest and other financial charges	123	115	240	230
	6,940	8,685	13,967	16,701
Income before taxes	626	989	1,169	1,868
Tax expense	166	261	310	493
Net income	460	728	859	1,375
Less: Net income attributable to the noncontrolling interest	10	5	12	9
Net income attributable to Honeywell	$450	$723	$847	$1,366

Earnings per share of common stock - basic	$0.60	$0.97	$1.14	$1.84

Earnings per share of common stock - assuming dilution	$0.60	$0.96	$1.14	$1.81

Weighted average number of shares outstanding-basic	748	744	743	744

Weighted average number of shares outstanding -
assuming dilution	750	753	745	753

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other post-retirement expense, and stock compensation expense.

Q2 RESULTS - 5

Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Net Sales	2009	2008	2009	2008
Aerospace	$2,719	$3,281	$5,478	$6,311
Automation and Control Solutions	3,013	3,616	6,014	6,796
Specialty Materials	1,048	1,450	2,102	2,859
Transportation Systems	786	1,327	1,542	2,603
Corporate	-	-	-	-
Total	$7,566	$9,674	$15,136	$18,569

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Segment Profit	2009	2008	2009	2008
Aerospace	$454	$602	$942	$1,165
Automation and Control Solutions	346	390	657	718
Specialty Materials	150	186	275	451
Transportation Systems	25	149	22	298
Corporate	(45)	(49)	(90)	(105)
Total Segment Profit	930	1,278	1,806	2,527
Other income/ (expense) (A)	(60)	37	(68)	47
Interest and other financial charges	(123)	(115)	(240)	(230)
Stock compensation expense (B)	(35)	(35)	(77)	(76)
Pension and other postretirement expense (B)	58	(26)	3	(53)
Repositioning and other charges (B)	(144)	(150)	(255)	(347)
Income before taxes	$626	$989	$1,169	$1,868

(A)	Equity income/(loss) of affiliated companies is included in Segment Profit.

(B)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q2 RESULTS - 6

     Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	June 30,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$2,606	$2,065
Accounts, notes and other receivables	6,285	6,129
Inventories	3,593	3,848
Deferred income taxes	945	922
Other current assets	289	299
Total current assets	13,718	13,263

Investments and long-term receivables	463	670
Property, plant and equipment - net	4,795	4,934
Goodwill	10,236	10,185
Other intangible assets - net	2,141	2,267
Insurance recoveries for asbestos related liabilities	1,036	1,029
Deferred income taxes	1,715	2,135
Prepaid pension benefit cost	109	62
Other assets	924	945
Total assets	$35,137	$35,490

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
Accounts payable	$3,132	$3,773
Short-term borrowings	370	56
Commercial paper	398	1,431
Current maturities of long-term debt	1,627	1,023
Accrued liabilities	5,468	6,006
Total current liabilities	10,995	12,289

Long-term debt	6,251	5,865
Deferred income taxes	691	698
Postretirement benefit obligations other than pensions	1,571	1,799
Asbestos related liabilities	1,557	1,538
Other liabilities	5,511	6,032
Shareowners' equity	8,561	7,269
Total liabilities and shareowners' equity	$35,137	$35,490

Q2 RESULTS - 7

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income attributable to Honeywell	$450	$723	$847	$1,366
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	235	229	469	446
Repositioning and other charges	144	150	255	347
Net payments for repositioning and other charges	(146)	(119)	(294)	(140)
Pension and other postretirement (income)/expense	(58)	26	(3)	53
Pension and other postretirement benefit payments	(49)	(42)	(96)	(103)
Stock compensation expense	35	35	77	76
Deferred income taxes	73	135	345	243
Excess tax benefits from share based payment arrangements	-	(12)	-	(19)
Other	428	32	286	77
Changes in assets and liabilities, net of the effects of
acquisitions and divestitures:
Accounts, notes and other receivables	(119)	(396)	342	(620)
Inventories	205	(55)	254	(344)
Other current assets	39	15	8	(20)
Accounts payable	(12)	151	(641)	286
Accrued liabilities	(99)	170	(382)	115
Net cash provided by operating activities	1,126	1,042	1,467	1,763

Cash flows from investing activities:
Expenditures for property, plant and equipment	(117)	(189)	(226)	(339)
Proceeds from disposals of property, plant and equipment	9	38	17	50
Decrease in investments	-	8	1	14
Cash paid for acquisitions, net of cash acquired	(8)	(1,253)	(28)	(1,308)
Other	(42)	9	(48)	7
Net cash used for investing activities	(158)	(1,387)	(284)	(1,576)

Cash flows from financing activities:
Net (decrease)/increase in commercial paper	(102)	630	(1,033)	(230)
Net (decrease)/increase in short-term borrowings	(199)	24	(193)	21
Proceeds from issuance of common stock	5	75	9	126
Proceeds from issuance of long-term debt	-	-	1,488	1,487
Payments of long-term debt	-	(200)	(493)	(425)
Excess tax benefits from share based payment arrangements	-	12	-	19
Repurchases of common stock	-	-	-	(441)
Cash dividends paid on common stock	(228)	(205)	(452)	(409)
Net cash (used for)/ provided by financing activities	(524)	336	(674)	148

Effect of foreign exchange rate changes on cash and cash equivalents	110	(21)	32	40

Net increase/(decrease) in cash and cash equivalents	554	(30)	541	375
Cash and cash equivalents at beginning of period	2,052	2,234	2,065	1,829
Cash and cash equivalents at end of period	$2,606	$2,204	$2,606	$2,204

Q2 RESULTS - 8

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Cash provided by operating activities	$1,126	$1,042	$1,467	$1,763
Expenditures for property, plant and equipment	(117)	(189)	(226)	(339)
Free cash flow	$1,009	$853	$1,241	$1,424

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.